As filed with the Securities and Exchange Commission on June 20, 2007

Registration No. 333-29765

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________
Post-Effective Amendment No. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1155910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark D. Fischer, Esq.

Senior Vice President,

General Counsel and Secretary

200 Madison Avenue

New York, New York  10016

(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PHILLIPS-VAN HEUSEN CORPORATION
1997 STOCK OPTION PLAN
(Full title of the plan)
___________

With Copy to:

MARTHA N. STEINMAN, ESQ. LeBOEUF, LAMB, GREENE & MacRAE LLP 125 WEST 55TH STREET NEW YORK, NY 10019 (212) 424-8000

___________

Explanatory Note

Phillips-Van Heusen Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 20, 1997, Registration No. 333-29765 (the “1997 Form S-8”), with respect to shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), thereby registered for issuance, offer or sale pursuant to the Phillips-Van Heusen Corporation 1997 Stock Option Plan (the “1997 Plan”).  A total of 2,500,000 shares of Common Stock were registered for issuance, offer or sale under the 1997 Form S-8.

On June 13, 2006, the stockholders of the Registrant approved the 2006 Stock Incentive Plan (the “2006 Plan”) and, accordingly, 18,793 shares of Common Stock that would otherwise have been available for grant (i.e., not subject to outstanding awards or forfeitures, cancelled, exchanged, surrendered or not distributed) under the 1997 Plan were available for issuance, offer and sale under the 2006 Plan as of June 13, 2006.   In addition, 1,412 shares of Common Stock underlying outstanding grants under the 1997 Plan on June 13, 2006 were forfeited between June 13, 2006 and June 18, 2007.  Therefore, 20,205 shares of Common Stock are hereby deregistered.  The 1997 Form S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for issuance, offer or sale pursuant thereto upon and following the exercise of options previously granted under the 1997 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phillips-Van Heusen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 20th day of June, 2007.

PHILLIPS-VAN HEUSEN CORPORATION By: /s/ Emanuel Chirico
Emanuel Chirico
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of June, 2007.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Edward H. Cohen
Edward H. Cohen	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ V. James Marino
V. James Marino	Director

/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director